UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, there has been significant concern about the financial viability of one of the lenders in our Credit Facility, CIT Group Inc. (“CIT”).

On September 15, 2009, and effective as of September 16, 2009, CIT assigned rights and obligations under the Second Amended and Restated Credit Agreement, dated October 2, 2006, among Kforce Inc. and a syndicate of banks (the “Credit Facility”) together with a corresponding portion of each of its outstanding committed loans and letter of credit obligations in an amount equal to $20.0 million to Wachovia Bank, N.A (“Wachovia”), which is also a lender in the Credit Facility. After giving effect to this assignment, the commitments of Wachovia and CIT under the Credit Facility are now $50.0 million and $15.0 million, respectively. Kforce Inc. incurred no fees in conjunction with this assignment and there were no other changes to the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

September 17, 2009	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

September 17, 2009	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)